EXECUTION VERSION

AMENDMENT NO. 1
Dated as of June 15, 2018
to
CREDIT AGREEMENT
Dated as of October 5, 2017
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of June 15, 2018 by and among Unisys Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto (collectively with the Borrower, the “Loan Parties”), the financial institution listed on the signature pages hereof and identified as a “New Lender”, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement dated as of October 5, 2017 by and among the Borrower, the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower desires to increase the Revolving Commitments under the Credit Agreement pursuant to and in accordance with the terms and conditions of Section 2.09(e) of the Credit Agreement;
WHEREAS, Santander Bank, N.A. has been identified as a new Lender (the “New Lender”) willing to extend an incremental Revolving Commitment under the Credit Agreement, and the Borrower, the Loan Parties, the New Lender, and JPMorgan, in its capacity as Administrative Agent, Issuing Bank and Swingline Lender, have agreed to amend the Credit Agreement to effect such increased Revolving Commitment on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the other Loan Parties, the New Lender and JPMorgan hereby agree to enter into this Amendment.
1.Increase to Aggregate Revolving Commitment; Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree as follows:
(a)Pursuant to and in accordance with the terms and conditions of Section 2.09(e) of the Credit Agreement, the undersigned New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Amendment, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Commitment of $20,000,000. After giving effect to this Section 1(a), (i) the Aggregate Revolving Commitment shall be $145,000,000 and (ii) the maximum aggregate amount of future increases to the Revolving Commitment pursuant to Section 2.09(e) shall be $5,000,000.
(b)The undersigned New Lender (i) represents and warrants that it is legally authorized to enter into this Amendment; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable,

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and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
(c)The undersigned New Lender’s address for notices for the purposes of the Credit Agreement is as follows:
Santander Bank, N.A.
200 Park Avenue, 1st Floor
Florham Park, NY 07932
Attention: Keith Holler
Facsimile No: (973) 379-4217

(d)The Commitment Schedule to the Credit Agreement (after giving effect to the New Lender Assignment (as defined below) and Section 1(a) hereto) is hereby amended in its entirety to be in the form of the Commitment Schedule attached as Annex I hereto.
2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:
(a)the Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Borrower, the other Loan Parties, the New Lender and JPMorgan (in its capacity as Administrative Agent, Issuing Bank and Swingline Lender) and (ii) an Assignment and Assumption dated as of the date hereof (and to be effective substantially concurrently herewith) and entered into by JPMorgan, as the assignor thereunder, and the New Lender, as the assignee thereunder, providing for the assignment by JPMorgan of $2,500,000 of its Revolving Commitment to the New Lender (the “New Lender Assignment”);
(b)the New Lender shall have received any fees due and payable to the New Lender in connection with this Amendment on the date hereof;
(c)the Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ reasonable out-of-pocket expenses (including, to the extent invoiced, reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with the Credit Agreement, this Amendment and the other Loan Documents; and
(d)the Administrative Agent shall have received such other documents, instruments and agreements as the Administrative Agent may reasonably request (including, without limitation, those agreements, documents, instruments and other deliverables appearing in Annex II hereto).
3.Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, are within such Loan Party’s power and authority and have been duly authorized by all necessary actions. This Amendment has been duly executed and delivered by such Loan Party and this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(b)The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, do not and will not: (i) contravene the terms of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or result in the creation of (or the requirement to create) any Lien under, (x) any Material Contract, (y) any other document evidencing any material Contractual Obligation to which such Loan Party is a party or by which such Loan Party is bound or (z) any material order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its Property is subject; or (iii) violate any material Requirement of Law in any material respect; except with respect to any conflict, breach or contravention (but not the creation of, or requirement to create, Liens) referred to in clause (ii)(y), to the extent that such conflict, breach or contravention would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred that is continuing and (ii) the representations and warranties of (or made with respect to) such Loan Party set forth in the Credit Agreement, as amended hereby, and each Loan Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects).
4.Reference to and Effect on the Credit Agreement.
(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.
(b)Each Loan Party (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of any Loan Party arising under or pursuant to the Credit Agreement (including, without limitation, the Loan Guaranty) and the other Loan Documents to which it is a party (including, without limitation, each applicable Collateral Document), (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party, (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents and all filings made with a Governmental Authority in connection therewith, and (iv) acknowledges and agrees that, except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered by it in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(c)This Amendment is not in any way intended to constitute a novation of the obligations and liabilities existing under the Credit Agreement and the existing Loan Documents.
5.Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
6.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
BORROWER:

UNISYS CORPORATION

By: /s/ Shalabh Gupta
Name: Shalabh Gupta
Title: Vice President and Treasurer

OTHER LOAN PARTIES:

UNISYS HOLDING CORPORATION

By: /s/ John D. Bereschak
Name: John D. Bereschak
Title: Vice President and Treasurer

UNISYS NPL, INC.

By: /s/ John D. Bereschak
Name: John D. Bereschak
Title: Vice President and Treasurer

UNISYS AP INVESTMENT COMPANY I

By: /s/ John D. Bereschak
Name: John D. Bereschak
Title: Vice President and Treasurer

Signature Page to Amendment No. 1 to Credit Agreement
Unisys Corporation

SANTANDER BANK, N.A.,
as the New Lender

By: /s/ Pierre A. Deshiens
Name: Pierre A. Dishiens
Title: SVP

SANTANDER BANK, N.A.,
as the New Lender

By: /s/ Jeffrey G. Millmen
Name: Jeffrey G. Millmen
Title: Regional Credit Manager

Signature Page to Amendment No. 1 to Credit Agreement
Unisys Corporation

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and Swingline Lender

By: /s/ Alex Hechler
Name: Alex Hechler
Title: Authorized Signor

Signature Page to Amendment No. 1 to Credit Agreement
Unisys Corporation

ANNEX I
RESTATED COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$60,000,000
Citizens Bank, N.A.	$22,500,000
Santander Bank, N.A.	$22,500,000
HSBC Bank USA, N.A.	$20,000,000
Bank of America, N.A.	$20,000,000
Total	$145,000,000